UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

February 22, 2023

GUARANTY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-38087	75-1656431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16475 Dallas Parkway, Suite 600 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

(888) 572-9881

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	GNTY	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(d) Transfer of Listing

On February 21, 2023, Guaranty Bancshares, Inc. (the "Company") provided written notice to the Nasdaq Global Select Market (the "Nasdaq") that it intends to voluntarily delist its common stock ("Common Stock"), par value of $1.00 per share, from the Nasdaq promptly following the close of trading on March 6, 2023 and intends to transfer the listing of its Common Stock to the New York Stock Exchange (the "NYSE") effective upon the opening of trading on March 7, 2023.

Until the close of trading of the Common Stock on the NYSE on March 6, 2023, the Company's Common Stock will continue to trade on the Nasdaq under the ticker symbol GNTY.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press release dated February 22, 2023, reporting the transfer of GNTY to NYSE
104	Cover Page Interactive File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2023

GUARANTY BANCSHARES, INC.

By:	/s/ Tyson T. Abston
Name:	Tyson T. Abston
Title:	Chairman of the Board and Chief Executive Officer